UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): May 3, 2006

                               PUBLIC STORAGE INC.
                          PS 401(k) Profit Sharing Plan
             (Exact Name of Registrant as Specified in its Charter)


          California                         1-8389                95-3551121
(State or Other Jurisdiction of     (Commission File Number)    (I.R.S. Employer
Incorporation) Identification No.)

  701 Western Avenue, Glendale, California                   91201-2349
  (Address of Principal Executive Offices)                   (Zip Code)

                                 (818) 244-8080
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RETIREMENT PLAN CERTIFYING ACCOUNTANT

ITEM 4.01 CHANGES IN RETIREMENT PLAN'S CERTIFYING ACCOUNTANT


      On May 3, 2006, the Audit Committee of the Board of Directors of Public Storage, engaged Ernst & Young, LLP as the independent registered public accounting firm of the PS 401(k) Profit Sharing Plan (the "Plan") for the fiscal year December 31, 2006.


      During the two most recent fiscal years and the interim period from January 1, 2006 through May 3, 2006, neither the Plan nor anyone on its behalf has consulted with Ernst & Young, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Plan's financial statements, and neither a written report was provided to the Plan nor oral advice was provided that Ernst & Young, LLP concluded was an important factor considered by the Plan in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is defined in Item 304 (a)(1)(v) of Regulation S-K).

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: May 8, 2006
PS 401(k) Profit Sharing Plan

By:      /s/ John S. Baumann
         -------------------
         John S. Baumann
         On behalf of the Administrative Committee